Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.", CHANGING ITS NAME FROM "TO THE STARS ACADEMY OF ARTS AND SCIENCE INC." TO "TO THE STARS INC..", FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 2021, AT 6:46 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6315913 8100
SR# 20214011625

Authentication: 204933547
Date: 12-09-21

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of To The Stars Academy of Arts and Science Inc. resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "I" so that, as amended, said Article shall be and read as follows:

ARTICLE I

The name of the corporation (which is hereinafter called the "Corporation") is: "To The Stars Inc." The Corporation is a public benefit corporation under Subchapter XV of the DGCL.

SECOND: That in accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware no meeting or vote of the stockholders was required to adopt an amendment to change its corporate name.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30 day of November, 2021.

By: [signature]
Name: Kari DeLonge
Its: Chief Content Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:46 PM 12/07/2021
FILED 06:46 PM 12/07/2021
SR 20214011625 - File Number 6315913